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EXHIBIT 23.1

[PRICEWATERHOUSECOOPERS LOGO]

                                           PRICEWATERHOUSECOOPERS LLP
                                           CHARTERED ACCOUNTANTS
                                           1250 Rene-Levesque Boulevard West
                                           Suite 3500
                                           Montreal, Quebec
                                           Canada H3B 2G4
                                           Telephone +1 (514) 205 5000
                                           Facsimile +1 (514) 938 5709
                                           Direct Fax +1 (514) 876-8158

CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 8, 2002 relating to the financial statements, which appear in the 2001 Annual Report to Shareholders, which is incorporated by reference in Alcan Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

10 April 2002


PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and other members of the worldwide PricewaterhouseCoopers organization.